UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 27, 2007
Date of report (Date of earliest event reported)
INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.01

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) On February 27, 2007, Intuit Inc. (“Intuit”) entered into a Share Repurchase Agreement (the “Agreement”) with Stephen M. Bennett, Intuit’s President and Chief Executive Officer, pursuant to which Intuit repurchased 5,362 shares of Intuit Common Stock (the “Shares”) from Mr. Bennett at a price of $29.48 per share (which was the closing price per share of Intuit Common Stock on The Nasdaq Stock Market on February 27, 2007), for an aggregate repurchase price of $158,071.76. The entire repurchase price was remitted to federal and state taxing authorities to satisfy Mr. Bennett’s federal, state and Medicare tax withholding obligations resulting from the vesting of 15,000 shares of Intuit Common Stock under his January 2000 new-hire restricted stock awards.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit
Number	Exhibit Title or Description
10.01	Share Repurchase Agreement between Intuit and Stephen M. Bennett, dated February 27, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2007

INTUIT INC.
By:	/s/ Kiran M. Patel
Kiran M. Patel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
10.01	Share Repurchase Agreement between Intuit and Stephen M. Bennett, dated February 27, 2007